UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

__________________________________________

Pursuant to Section 13 or 15 (d) of
The Securities Exchange Act of 1934

October 19, 2012
Date of report (date of earliest event reported)

    FOREST LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-5438 (Commission File Number)	11-1798614 (I.R.S. Employer Identification Number)

909 Third Avenue New York, New York (Address of principal executive offices)		10022-4731 (Zip code)

(212) 421-7850

(Registrant's telephone number, including area code)

                                                None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Amendment No. 1 to Loan Agreement

Reference is hereby made to that certain Credit Agreement by and among Forest Laboratories, Inc., a Delaware corporation (the “Company”), the Foreign Subsidiary Borrowers party thereto (together with the Company, the “Borrowers”), the financial institutions listed on the signature pages thereof and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), dated as of December 7, 2007 (the “Credit Agreement”).  A copy of the Credit Agreement has been previously filed as Exhibit 10.1 to the Current Report on Form 8-K dated December 7, 2007.

On October 19, 2012, the Borrowers, the Required Lenders (as such term is defined in the Credit Agreement) and the Administrative Agent, entered into an Amendment No. 1 to the Credit Agreement (the “Amendment No. 1”), which amendment increased the amount of investments, loans or advances permitted under Section 6.04(f) of the Credit Agreement from $100,000,000 to $200,000,000.

This description of the Amendment No. 1 is qualified in its entirety by reference to the text of the Amendment No. 1 filed herewith as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits

(d)  Exhibits:

Exhibit Number	Exhibit
10.1
Amendment No. 1 dated October 19, 2012 to the Credit Agreement dated December 7, 2007, by and among Forest Laboratories, Inc., Forest Laboratories Holdings Limited, Forest Laboratories Ireland Limited, Forest Finance B.V., Forest Laboratories UK Limited, the lenders party thereto, and JPMorgan Chase Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 23, 2012

Forest Laboratories, Inc.
(Registrant)

/s/ Howard Solomon
Howard Solomon
Chairman of the Board, President and
Chief Executive Officer

EXHIBIT INDEX
Exhibit Number	Exhibit
10.1
Amendment No. 1 dated October 19, 2012 to the Credit Agreement dated December 7, 2007, by and among Forest Laboratories, Inc., Forest Laboratories Holdings Limited, Forest Laboratories Ireland Limited, Forest Finance B.V., Forest Laboratories UK Limited, the lenders party thereto, and JPMorgan Chase Bank, N.A.